SUPPLEMENTAL LETTER

Kronos Shipping I, Ltd. c/o
Walkers SPV Limited
Walker House
87 Mary Street
George Town
Grand Cayman KYl-9002
Cayman Islands
Dated:  4th February 200~~8~~9

Dear Sirs

Loan and Guarantee facility dated                    2008 (the “Agreement”) in respect of (i) a loan of  up to $30,000,000 and (ii) a related guarantee facility of up to $16,320,000

This letter (the “Supplemental Letter”) is supplemental to the Agreement.

Terms defined in the Agreement shall have the same meanings in this Supplemental Letter.

NOW IT IS HEREBY AGREED AS FOLLOWS:

With effect from the date of this Supplemental Letter, the Agreement shall be amended, varied and supplemented as follows:

1.	by deleting Clause 17.2.21and inserting a new Clause as follows:

“17.2.21ensure that the beneficial owner of the Borrower remains the Shareholder PROVIDED THAT with the prior written consent of the Lender, a company belonging to the Schulte Group of companies may take over the legal and beneficial ownership of the Borrower from the Shareholder subject to (i) them entering into a Shares Security in favour of the Lender, (ii) receipt by the Lender in writing from the a company belonging to the Schulte Group of companies that they agree and consent to such change in Shareholder and (iii) receipt by the Lender of any corporate documentation or financial or other information as the Lender may reasonably request;”

The definition of any term defined in any of the Security Documents shall, to the extent necessary, be modified to reflect the amendments to the Agreement made in or pursuant to this Supplemental Letter.

This Supplemental Letter shall be construed with and shall constitute an instrument supplemental to the Agreement. Save as Otherwise provided herein and as hereby expressly varied and supplemented the Agreement and the Security Documents shall remain valid and binding and in full force and effect in accordance with their respective terms.

This Supplemental Letter is issued to you on the basis that it shall be governed by, and construed in accordance with, English law. The provisions of Clause 30 of the Agreement shall apply to this Supplemental Letter as if such clause were set out herein in full and references therein to “this Agreement” were references to this Supplemental Letter.

Please acknowledge your consent to and agreement of the foregoing by signing and returning to us a copy of this Supplemental Letter.

Yours faithfully

Deutsche Schiffsbank Aktiengesellschaft

Accepted and agreed.

Dated: 4th February 2008

For and on behalf of
Kronos Shipping 1, Ltd.

Jason Morton, Chief Financial Officer

/S/

Acknowledged and agreed

Dated: 28th January 200~~8~~9

For and on behalf of
Schulte Group

Tobias Pinker, Chief Financial Officer

/S/

Acknowledged and agreed

Dated: 4th February 2008

For and on behalf of
III to I Maritime Partners Cayman I, L.P.

Jason Morton, Chief Financial Officer
Ill to I International Maritime Solutions Cayman, Inc.
General Partner for and on behalf of,
Maritime Partners Cayman I, L.P.

/S/

Acknowledged and agreed

Dated: 28th January 200~~8~~9

For and on behalf of
Anthos Shipping Co. Limited

Pavlos Varnavas, Director

/S/